Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet, Smartphone or Tablet - QUICK *** EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail	2026

JET.AI INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2026.

INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend; https://cstproxy.com/xxxxxxxxx/2026

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

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PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

(1) To consider and vote upon a proposal to approve and adopt a series of transactions,	FOR	AGAINST	ABSTAIN	(2) To approve to adjourn the Special Meeting to a later date or dates, if necessary, to	FOR	AGAINST	ABSTAIN

including the Amended and Restated Agreement and Plan of Merger and Reorganization, dated May 6, 2025, as amended by Amendment No. 1 thereto dated July 30, 2025, Amendment No. 2 thereto dated October 10, 2025, Amendment No. 3 thereto dated January 13, 2026, and Amendment No. 4 thereto dated February 11, 2026 and as may be amended from time to time (the “Merger Agreement”), by and among Jet.AI Inc., a Delaware corporation (“Jet.AI”), flyExclusive, Inc., a Delaware corporation (“flyExclusive”), Jet.AI SpinCo, Inc., a Delaware corporation and wholly owned subsidiary of Jet.AI (“SpinCo”), and FlyX Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of flyExclusive (“Merger Sub”), pursuant to which (i) as a condition to closing the transaction, Jet.AI will distribute all of the shares of SpinCo, on a pro rata basis, to the stockholders of Jet.AI (the “Distribution”) and (ii) the Merger Sub will merge with and into SpinCo (the “Merger” and, together with the Distribution and all other transactions contemplated under the Merger Agreement, the “Transactions”) with SpinCo surviving the Merger as a wholly owned subsidiary of flyExclusive. A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A (the “Transactions Proposal”).

permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals (the “Adjournment Proposal”). CONTROL NUMBER

Signature	Signature, if held jointly	Date	, 2026

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Exhibit 99.1

2026

Important Notice Regarding the Internet Availability of

Proxy Materials for the Special Meeting of Shareholders

To view the 2026 Proxy Statement, 2026 Annual

Report and to Attend the Special Meeting, please go to: https://www.cstproxy.com/xxxxxxxxxxxx/2026

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PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

JET.AI INC.

The undersigned appoints Michael Winston and George Murnane, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Jet.AI Inc. held of record by the undersigned at the close of business on , 2026, at the Special Meeting of Stockholders of Jet.AI Inc. to be held on , 2026, at 10:00 a.m. Pacific Time, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED “FOR” ALL PROPOSALS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

(Continued and to be marked, dated and signed, on the other side)